SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report - April 24, 1998
                        (Date of earliest event reported)


                               MEDIQ INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                      1-8147                51-0219413
-------------------------------        ------------         -------------------
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        file number)         Identification No.)


                  One MEDIQ Plaza, Pennsauken, New Jersey 08110
               --------------------------------------------------
               (Address of principal executive offices, zip code)


                            Area Code (609) 662-3200
                            ------------------------
                               (Telephone number)

Item 5. Other Events.

MEDIQ Incorporated (the "Company"), through its wholly-owned subsidiary, MEDIQ/PRN Life Support Services, Inc. ("MEDIQ/PRN") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of April 24, 1998, with CH Industries, Inc. ("CHI"), certain direct and indirect subsidiaries of CHI and certain other parties, including CH Medical, Inc. and subsidiaries ("CH Medical"), (collectively, the "Sellers") to purchase certain of the assets and rights of the Sellers (the "CH Medical Business") including, but not limited to, accounts receivable, inventory, rental equipment and other tangible property, intellectual property rights, key records (including customer lists, customer files, supplier information) and certain contract rights (the "CHI Acquisition") for a purchase price of approximately $50.0 million in cash, including related costs and expenses, and the assumption of certain specified obligations related to the acquired assets.

CHI is a Texas-based corporation which has specialized in the development of various medical products utilized in patient care treatment and therapy for over thirty years. In addition to its development of medical products, CHI is a national sales, rental and service corporation specializing in patient beds, overlays, mattress replacement systems, pressure relieving pads and surfaces and other therapeutic support surfaces with approximately 75 business locations nationwide. CHI has, among other things, developed technology used in the manufacture of beds and frameless systems for hospitals, extended care facilities and homes to effectively treat the severe conditions and complications inherent to patients who are bed confined. CHI offers a complete line of portable pressure relieving products to provide hospitals and extended care facilities with an array of bed therapies in a cost effective manner. The assets acquired under the Asset Purchase Agreement involve only the Sellers' assets related to the manufacture, sale and rental of beds and other support surfaces and do not include the Sellers' other fabrication businesses.

The obligations of MEDIQ/PRN under the Asset Purchase Agreement are conditioned upon receipt of all statutory and regulatory consents and approvals under the laws or regulations of the United States necessary to permit the consummation of the acquisition and necessary to own and operate the acquired assets, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Accordingly, on April 2, 1998, MEDIQ/PRN and the Sellers each filed a notification report together with requests for early termination of the waiting period under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division in respect of the transaction and on April 13, 1998, the FTC and the Antitrust Division granted early termination of the waiting period under the HRS Act in respect of the transaction. In addition to approval under the HSR Act, the obligations of MEDIQ/PRN under the Asset Purchase Agreement are also subject to, among other things, the fulfillment or waiver of the following conditions:

     (a) The representations and warranties made by the Sellers and qualified by the words "material" or "material adverse effect" or like words shall be true and correct, and the representations and warranties not so qualified shall be true in all material respects as of the closing.

     (b) The Sellers shall have performed and complied with all covenants, agreements, and conditions required by the Asset Purchase Agreement to be performed or complied with by them prior to or at the closing.

     (c) The consents necessary or advisable to transfer the acquired assets and for MEDIQ/PRN to operate the business from and after the closing shall have been secured in a form reasonably satisfactory to MEDIQ/PRN.

     (d) There shall not have been any material adverse effect in respect of the acquired assets or the acquired business prior to the closing.

     (e) All of the liens and other encumbrances (excluding certain permitted exceptions) outstanding on any of the acquired assets shall have been terminated and released prior to or at the closing.

     (f) There shall not be any order of any court or administrative agency in effect which restrains or prohibits the transactions contemplated by the Asset Purchase Agreement or which would materially limit or adversely affect MEDIQ/PRN's ownership or control of any of the acquired assets or the acquired businesses, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by the Asset Purchase Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) which might have a material adverse effect on the acquired assets or on the business, prospects or condition (financial or otherwise) of the Sellers.

     (g) MEDIQ/PRN shall have completed arrangements for the financing of the purchase of the acquired assets on terms and conditions to MEDIQ/PRN's sole satisfaction and it shall have received the proceeds thereof.

All obligations of the Sellers under the Asset Purchase Agreement are subject to, among other things, the fulfillment or waiver prior to or at the closing, of the following conditions.

     (a) The representations and warranties made by MEDIQ/PRN in the Asset Purchase Agreement and qualified by the words "material" or "material adverse effect" or like words shall be true and correct, and the representations and warranties not so qualified shall be true in all material respects as of the closing.

     (b) MEDIQ/PRN shall have performed and complied with all covenants, agreements and conditions required by the Asset Purchase Agreement to be performed or complied with by it prior to or at the closing.

In addition to the foregoing, the Asset Purchase Agreement contains certain covenants by the Sellers including, but not limited to, conduct of the business prior to the effective time; corporate name changes after the effective time; cooperation; obtaining of necessary consents; confidential information; no solicitation of alternative transactions; non-competition provisions; delivery of interim financial statements; access to the Sellers' books and records; and termination of certain agreements. The Asset Purchase Agreement also contains covenants made by MEDIQ/PRN, including, but not limited to, cooperation and employee hiring and other employee related matters.

Provided all of the conditions to the closing have been satisfied or waived, it is anticipated that the closing of the CHI Acquisition will take place on a date which is the earlier of (i) 8 days after the closing of the Merger by and among a Company organized by Bruckmann, Rosser, Sherrill & Co., L.P. and MEDIQ Incorporated (the "Merger"), or; (ii) the fiftieth day after the Registration Statement on Form S-4 relating to the Merger has been declared effective. The consummation of the Merger is not conditioned upon the closing of the CHI Acquisition, and the CHI Acquisition is not conditioned upon the consummation of the Merger.

There can be no assurance that the Company will ultimately consummate the CHI Acquisition or that, if consummated, the terms of the CHI Acquisition will be described herein. The Company presently expects to finance the purchase price of the CHI Acquisition with $50.0 million of Term Loans under a new credit facility to be entered into as a result of the Merger.

The Company has recently received the CH Medical, Inc. unaudited interim financial statements as of and for the six month period ended February 28, 1998 and is filing these financial statements herewith. In addition, the Company has also included in this report, a Pro Forma Statement of Operations for the six months ended March 31, 1998 and fiscal year ended September 30, 1997, and a Pro Forma Balance Sheet as of March 31, 1998 prepared on the basis set forth therein.

RECENT DEVELOPMENTS -- STANDARD & POOR'S RATINGS SERVICES

In connection with financing the Merger, the Company currently expects to issue $75.0 million (gross proceeds) of Senior Discount Debentures due 2009 (the "Debentures") and MEDIQ/PRN currently expects to issue $240.0 million aggregate principal amount of Senior Subordinated Notes due 2008 (the "Notes").

On May 15, 1998, Standard & Poor's Ratings Services ("Standard & Poor's") assigned its rating of "B-" to the Company's proposed Debentures and its "CCC+" rating to the Company's proposed $78.2 million Series A 13% Cumulative Compounding Preferred Stock.

At the same time, Standard & Poor's assigned its "B-" rating to MEDIQ/PRN's proposed Notes and its "B+" rating to MEDIQ/PRN's proposed $275.0 million senior secured bank facility (the "bank facility"), such bank facility to be secured by substantially all of the assets of MEDIQ/PRN and its subsidiaries.

Also, Standard & Poor's affirmed its "B+" corporate credit ratings on the Company and MEDIQ/PRN and its "B+" bank loan rating on MEDIQ/PRN and removed these ratings from CreditWatch, where they were placed January 20, 1998 following announcement of the Merger. Standard & Poor's rating outlook is now negative.

On May 18, 1998, Moody's Investors Service ("Moody's") assigned its "B1" rating to MEDIQ/PRN's bank facility, assigned its "B3" rating to MEDIQ/PRN's proposed Notes and assigned its "Caa1" rating to the Company's Debentures. In addition, Moody's lowered its rating on the Company's 7.5% Exchangeable Subordinated Debentures due 2003 to "Caa1" from "B3". Moody's rating outlook is stable.

Item 7. Financial Statements and Exhibits.

                                                                           Page
                                                                           ----

(b)     Pro Forma Financial Information:
        Unaudited Proforma Statement of Operations for the Year ended
          September 30, 1997.                                                9
        Unaudited Proforma Statement of Operations for the Six Months
          ended March 31, 1998 and 1997.                                    11
        Unaudited Proforma Balance Sheet as of March 31, 1998.              21


(c)     Exhibits.

        Exhibit 2 - Asset Purchase Agreement.(a)

        Exhibit 23 - Consent of BDO Seidman, LLP Independent Certified
                         Public Accountants.(a)

        Exhibit 99.1 Press Release dated April 27, 1998.(a)

        Exhibit 99.2 - Audited Financial Statements of CH Medical, Inc.
                         and Subsidiaries.(a)

                       Statements of Income for the three years ended
                         August 31, 1997.

                       Statements of Net Assets as of August 31, 1997 and 1996.

                       Statements of Cash Flows for the three years ended
                         August 31, 1997.

        Exhibit 99.3 - Unaudited Financial Statements of CH Medical, Inc.
                         and Subsidiaries.(a)

                       Statements of Income for the three months ended
                         November 30, 1997 and 1996.

                       Statements of Net Assets as of November 30, 1997 and
                         1996.

                       Statements of Cash Flows for the three months ended
                         November 30, 1997 and 1996.
 .

        Exhibit 99.4 - Unaudited Financial Statements of CH Medical, Inc.
                         and Subsidiaries.

                       Statements of Income for the six months ended
                         February 28, 1998 and 1997.

                       Statements of Net Assets as of February 28, 1998

                       Statements of Cash Flows for the six months ended
                         February 28, 1998 and 1997.

----------
(a) Previously filed with the Company's Current Report on Form 8-K on April 28, 1998.

Item 7(b). Pro Forma Financial Information

The term "Holdings" refers to MEDIQ Incorporated, the term "the Company" refers to Holdings and all of its subsidiaries including MEDIQ/PRN on a consolidated basis, and all other capitalized terms used but not defined herein have the meanings ascribed to them in the Company's Registration Statement on Form S-4 (Reg. No. 333-46233) declared effective by the Securities and Exchange Commission on April 28, 1998 if not defined herein.

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are based on the historical consolidated financial statements of the Company, MEDIQ PRN/HNE, LLC ("SpectraCair") and CH Medical. SpectraCair was acquired on September 1, 1997 (the "SpectraCair Acquisition"), and, accordingly, the Company's historical consolidated statements of operations include the results of operations of SpectraCair beginning September 1, 1997 and the Company's historical balance sheet as of March 31, 1998 includes the assets and liabilities of SpectraCair. The Company has entered into a definitive agreement with respect to the CHI Acquisition and presently expects to consummate this transaction simultaneously with the Merger, subject to the satisfaction of certain conditions.

     The pro forma condensed consolidated statements of operations for the year ended September 30, 1997 and the six months ended March 31, 1997 give effect to the SpectraCair Acquisition, the Transactions and the CHI Acquisition as if they were consummated on October 1, 1996. The pro forma condensed consolidated statements of operations for the six months ended March 31, 1998 give effect to the Transactions and the CHI Acquisition as if they were consummated on October 1, 1996. The pro forma condensed consolidated balance sheet gives effect to the Transactions and the CHI Acquisition as if they were consummated on March 31, 1998. All the pro forma adjustments are described more fully in the accompanying notes.

     The CH Medical historical financial information reflected in the Pro Forma Financial Statements represents the accounts and operations of CH Medical with respect to the CH Medical Business. During the period covered by the CH Medical Financial Statements, the CH Medical Business was conducted as an integral part of CHI's overall operations, and separate financial statements were not prepared. The Company has been advised by CHI that the CH Medical Financial Statements were prepared from the historical accounting records of CHI and include various allocations for costs and expenses.

Therefore, the statements of operations of CH Medical may not be indicative of the results of operations that would have resulted if CH Medical had operated on a stand-alone basis. The Company has been advised by CHI that all of the allocations and estimates reflected in the CH Medical Financial Statements are based on assumptions that CHI management believes are reasonable under the circumstances.

     As a result of the SpectraCair Acquisition on September 1, 1997, the Company anticipates the elimination of duplicative costs for functional areas and the reduction of certain expenses as a result of expected synergies of $.4 million. In addition, SpectraCair recognized a change in its statement of operations for the eleven months ended August 31, 1997 of $.6 million related to the revenue generated in fiscal 1996 from its acquisition of the rental assets of Bio Clinic Corporation, a subsidiary of Sunrise Medical, Inc. ("Bio Clinic") on January 31, 1996.

     Management also expects that the CHI Acquisition will generate certain synergies and result in a lower cost structure for the combined entity. Certain anticipated cost savings for the closing of duplicate facilities and the elimination of personnel are reflected in the Pro Forma Financial Statements. Although management also anticipates that there will be additional cost savings from the CHI Acquisition in such areas as insurance, advertising and telephone costs, travel, meals and entertainment expenses and taxes other than income taxes, such additional cost savings are not reflected in the Pro Forma Financial Statements. Management estimates that such additional cost savings will approximate $1.8 million per year. However, there can be no assurance that the Company will be able to generate the expected cost savings in connection with the CHI Acquisition, or realize the anticipated cost reductions with respect to the SpectraCair Acquisition.

For the pro forma last twelve months ended March 31, 1998, the Company would have reported EBITDA (as defined below) of $68.5 million and Adjusted EBITDA (as defined below) of $71.2 million. The pro forma last twelve months ended March 31, 1998 operating results were derived by adding the pro forma operating results for the fiscal year ended September 30, 1997 to the pro forma operating results for the six months ended March 31, 1998 and subtracting the pro forma operating results for the six months ended March 31, 1997. EBITDA is defined as income from continuing operations before interest, taxes, depreciation, amortization and non-recurring merger costs. The Company's definition of EBITDA includes non-recurring merger costs and accordingly, may not be comparable to other companies' EBITDA disclosures. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Adjusted EBITDA is defined as EBITDA for the Company plus (A) cost savings of approximately $0.2 million related to the elimination of duplicative costs for functional areas and the reduction of certain costs which the Company expects to realize in connection with the SpectraCair Acquisition, (B) SpectraCair's non-cash charge of $0.6 million related to revenue generated in fiscal 1996 from the acquisition of Bio Clinic rental assets SpectraCair recognized in its statement of operations for the eleven months ended August 31, 1997 and (C) annualized cost savings relating to the CHI Acquisition of approximately $1.9 million in such areas as insurance, advertising and telephone costs, travel, meals and entertainment expenses and taxes other than income taxes.

     The Pro Forma Financial Statements are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have been achieved had such transactions been consummated on the date or for the periods indicated and do not purport to be indicative of the balance sheet data or results of operations as of any future date or for any future period.

     The pro forma adjustments were applied to the respective historical statements to reflect and account for the Merger as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities has not been affected by the Merger. The SpectraCair Acquisition was and the CHI Acquisition, if consummated, will be accounted for using the purchase method of accounting. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair values. The allocation of the aggregate purchase price for the CH Medical Business reflected in the Pro Forma Financial Statements is preliminary. The final allocation of the aggregate purchase price is contingent upon studies and valuations which have not yet been completed. Management is unable to predict whether any adjustments as a result of the foregoing will have a material effect on the Pro Forma Financial Statements.

                       MEDIQ INCORPORATED AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                                 (in thousands)

                                                                Year Ended September 30, 1997
                                    ------------------------------------------------------------------------------------


                                                                                                             MEDIQ/PRN
                                                                        Pro Forma                            Pro Forma
                                                                       Adjustments        Pro Forma             for
                                            Historical                   for the         Adjustments        SpectraCair
                                    ----------------------------       SpectraCair         for the            and the
                                    MEDIQ/PRN        SpectraCair       Acquisition       Transactions       Transactions
                                    ---------        -----------       -----------       ------------       ------------
Revenues:
Rental .....................        $124,316            $9,647          $   --             $     --           $133,963
Sale of parts, disposables
  and equipment ............          19,922               142              --                   --             20,064
Other ......................          11,915                --          (1,475)(A)               --             10,440
                                    --------            ------          ------             --------           --------
                                     156,153             9,789          (1,475)                  --            164,467

Costs and Expenses:
Cost of sales ..............          16,334               112              --                   --             16,446
Operating...................          46,138             2,638          (1,475)(A)               --             47,301
Selling.....................          13,353             2,804              --                   --             16,157
General and
  Administrative............          18,049             1,545              --                1,000(C)          20,594
Management fees-
  MEDIQ.....................           3,341                --              --                   --              3,341
Depreciation and
  amortization..............          30,333             2,313              --                   --             32,646
                                    --------            ------          ------             --------           --------
Operating Income............          28,605               377              --               (1,000)            27,982
Other (Charges)
  Credits:
Interest
   expense..................         (16,912)             (499)             --              (16,780)(D)        (34,191)
Interest income.............             985                --              --                   --                985
Other - net.................           6,989                --              61(A)                --              7,050
                                    --------            ------          ------             --------           --------
Income from Continuing
  Operations before
  Income Taxes..............          19,667              (122)             61              (17,780)             1,826
Income Taxes................           7,438                --             (24)(B)           (7,112)(B)            302
                                    --------            ------          ------             --------           --------

Income (Loss) from
  Continuing
  Operations................         $12,229            $ (122)         $   85             $(10,668)          $  1,524
                                    ========            ======          ======             ========           ========


                                                          Year Ended September 30, 1997
                                    ----------------------------------------------------------------------
                                                                                             Consolidated
                                                       Consolidated                            Holdings
                                                         Holdings                              Pro Forma
                                                        Pro Forma                                 for
                                      Holdings             for              Pro Forma         SpectraCair,
                                     Pro Forma/        SpectraCair         Adjustments            the
                                    Consolidating         and the          for the CHI        Transactions
                                    Adjustments(E)     Transactions       Acquisition(F)         and CHI
                                    --------------     ------------       --------------      ------------
Revenues:
Rental .....................          $     --           $133,963            $22,154            $156,117
Sale of parts, disposables
  and equipment ............                --             20,064              4,556              24,620
Other ......................              (193)            10,247                 --              10,247
                                      --------           --------            -------            --------
                                          (193)           164,274             26,710             190,984

Costs and Expenses:
Cost of sales ..............                --             16,446              1,355              17,801
Operating...................                --             47,301              8,268              55,569
Selling.....................                --             16,157              3,233              19,390
General and
  Administrative............             2,223             22,817              6,208              29,025
Management fees-
  MEDIQ.....................            (3,341)                --                 --                  --
Depreciation and
  amortization..............                26             32,672              3,588              36,260
                                      --------           --------            -------            --------
Operating Income............               899             28,881              4,058              32,939
Other (Charges)
  Credits:
Interest
   expense..................            (9,922)           (44,113)            (4,297)            (48,410)
Interest income.............             1,084              2,069                 --               2,069
Other - net.................           (16,562)            (9,512)               193              (9,319)
                                      --------           --------            -------            --------
Income from Continuing
  Operations before
  Income Taxes..............           (24,501)           (22,675)               (46)            (22,721)
Income Taxes................            (5,395)            (5,093)               (18)             (5,111)
                                      --------           --------            -------            --------

Income (Loss) from
  Continuing
  Operations................          $(19,106)          $(17,582)           $   (28)           $(17,610)
                                      ========           ========            =======            ========


     See Notes to Pro Forma Condensed Consolidated Statements of Operations

                       MEDIQ INCORPORATED AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (unaudited)

                                 (in thousands)

                                                       Six Months Ended March 31, 1997
                                     --------------------------------------------------------------------------------------------

                                                                                                     MEDIQ/PRN
                                                                   Pro Forma                         ProForma
                                                                  Adjustments      Pro Forma            for          Holdings
                                            Historical              for the       Adjustments       SpectraCair      Pro Forma/
                                     ------------------------     SpectraCair       for the            and the     Consolidating
                                     MEDIQ/PRN    SpectraCair     Acquisition     Transactions      Transactions   Adjustments(E)
                                     ---------    -----------     -----------     ------------      ------------   --------------
Revenues:
   Rental .....................      $ 63,193       $  5,885       $     --          $     --          $ 69,078       $     --
   Sale of parts, disposables
      and equipment ...........         9,459             96             --                --             9,555             --

   Other ......................         5,495             --           (854)(A)            --             4,641            (98)
                                     --------       --------       --------          --------          --------       --------
                                       78,147          5,981           (854)               --            83,274            (98)
Costs and Expenses:
   Cost of sales ..............         7,759             76             --                --             7,835             --
   Operating ..................        22,228          1,242           (854)(A)            --            22,616             --
   Selling ....................         6,570          1,632             --                --             8,202             --
   General and administrative .         8,802            946             --               500(C)         10,248          1,232
   Management fees-MEDIQ ......           148             --             --                --               148           (148)
   Depreciation and
      amortization ............        14,715          1,463             --                --            16,178             16
                                     --------       --------       --------          --------          --------       --------
Operating Income ..............        17,925            622             --              (500)           18,047         (1,198)
Other (Charges) Credits:
   Interest expense ...........       (10,194)          (295)            --            (6,607)(D)       (17,096)        (4,960)
   Interest income ............           519             --             --                --               519            547

   Other-net ..................        10,654             --           (163)(A)            --            10,491        (11,217)
                                     --------       --------       --------          --------          --------       --------
Income (Loss) from
   Continuing Operations
   before Income Taxes ........        18,904            327           (163)           (7,107)           11,961        (16,828)

Income Taxes ..................         7,309             --             65 (B)        (2,843)(B)         4,531         (2,158)
                                     --------       --------       --------          --------          --------       --------
Income (Loss) from
   Continuing Operations ......      $ 11,595       $    327       $   (228)         $ (4,264)         $  7,430       $(14,670)
                                     ========       ========       ========          ========          ========       ========


                                                       Six Months Ended March 31, 1997
                                     ------------------------------------------------------------
                                   Consolidated
                                     Holdings                                      Consolidated
                                    Pro Forma                                       Holdings
                                       for                  Pro Forma             Pro Forma for
                                   SpectraCair             Adjustments             SpectraCair,
                                     and the               for the CHI           the Transactions
                                   Transactions           Acquisition(F)             and CHI
                                   ------------           --------------         ----------------
Revenues
   Rental .....................     $ 69,078                 $10,631                 $79,709
   Sale of parts, disposables
      and equipment ...........        9,555                   1,692                  11,247

   Other ......................        4,543                      --                   4,543
                                    --------                 -------                 -------
                                      83,176                  12,323                  95,499
Costs and Expenses:
   Cost of sales ..............        7,835                     537                   8,372
   Operating ..................       22,616                   4,472                  27,088
   Selling ....................        8,202                   1,453                   9,655
   General and administrative .       11,480                   2,746                  14,226
   Management fees-MEDIQ ......           --                      --                      --
   Depreciation and
      amortization ............       16,194                   1,795                  17,989
                                    --------                 -------                 -------
Operating Income ..............       16,849                   1,320                  18,169
Other (Charges) Credits:
   Interest expense ...........      (22,056)                 (2,148)                (24,204)
   Interest income ............        1,066                       4                   1,070

   Other-net ..................         (726)                    382                    (344)
                                    --------                 -------                 -------
Income (Loss) from
   Continuing Operations
   before Income Taxes ........       (4,867)                   (442)                 (5,309)

Income Taxes ..................        2,373                    (177)                  2,196
                                    --------                 -------                 -------
Income (Loss) from
   Continuing Operations ......     $ (7,240)                $  (265)                $(7,505)
                                    ========                 =======                 =======

     See Notes to Pro Forma Condensed Consolidated Statements of Operations

                       MEDIQ INCORPORATED AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (unaudited)

                                 (in thousands)

                                                                       Six Months Ended March 31, 1998
                                            -------------------------------------------------------------------------------------

                                                                                                                     Consolidated
                                                           Pro Forma           MEDIQ/PRN          Holdings             Holdings
                                                          Adjustments          Pro Forma         Pro Forma/           Pro Forma
                                            Historical      for the             for the         Consolidating           for the
                                            MEDIQ/PRN     Transactions        Transactions      Adjustments(E)       Transactions
                                            ---------     ------------        ------------      --------------       ------------
Revenues:
Rental ..................................   $ 69,993       $     --             $ 69,993          $     --             $ 69,993
Sales of parts, disposables and
   equipment ............................     13,979             --               13,979                --               13,979
Other ...................................      5,145             --                5,145              (138)               5,007
                                            --------       --------             --------          --------             --------
                                              89,117             --               89,117              (138)              88,979
Cost and Expenses:
Cost of sales ...........................     11,270             --               11,270                --               11,270
Operating ...............................     28,449             --               28,449                --               28,449
Selling .................................      7,557             --                7,557                --                7,557
General and administrative ..............      9,486            500 (C)            9,986              (138)               9,848
Management fees-MEDIQ ...................        279             --                  279              (279)                  --
Nonrecurring-merger costs ...............        363             --                  363                --                  363
Depreciation and amortization ...........     16,586             --               16,586                --               16,586
                                            --------       --------             --------          --------             --------
Operating Income ........................     15,127           (500)              14,627               279               14,906
Other (Charges) Credits:
Interest expense ........................     (6,739)       (10,291)(D)          (17,030)           (5,478)             (22,508)
Interest income .........................        475             --                  475                --                  475
Other-net ...............................          4             --                    4                --                    4
                                            --------       --------             --------          --------             --------
Income (Loss) from Continuing
   Operations before Income Taxes .......      8,867        (10,791)              (1,924)           (5,199)              (7,123)

Income Taxes ............................      3,962         (4,316)(B)             (354)           (2,067)              (2,421)
                                            --------       --------             --------          --------             --------
Income (Loss) from Continuing
   Operations ...........................   $  4,905       $ (6,475)            $ (1,570)         $ (3,132)            $ (4,702)
                                            ========       ========             ========          ========             ========


                                                 Six Months Ended March 31, 1998
                                               ------------------------------------
                                                                       Consolidated
                                                                         Holdings
                                                 Pro Forma              Pro Forma
                                                Adjustments              for the
                                                for the CHI            Transactions
                                               Acquisition(F)            and CHI
                                               --------------          ------------
Revenues:
Rental ..................................         $11,292                $ 81,285
Sales of parts, disposables and
   equipment ............................           1,636                  15,615
Other ...................................              --                   5,007
                                                  -------                --------
                                                   12,928                 101,907
Cost and Expenses
Cost of sales ...........................             294                  11,564
Operating ...............................           4,642                  33,091
Selling .................................           1,475                   9,032
General and administrative ..............           2,921                  12,769
Management fees-MEDIQ ...................              --                      --
Nonrecurring-merger costs ...............              --                     363
Depreciation and amortization ...........           1,795                  18,381
                                                  -------                --------
Operating Income ........................           1,801                  16,707
Other (Charges) Credits:
Interest expense ........................          (2,148)                (24,656)
Interest income .........................              10                     485
Other-net ...............................             189                     193
                                                  -------                --------
Income (Loss) from Continuing
   Operations before Income Taxes .......            (148)                 (7,271)
                                                      (59)                 (2,480)
Income Taxes ............................         -------                --------

Income (Loss) from Continuing
   Operations ...........................         $   (89)                $ (4,791)
                                                  =======                ========


     See Notes to Pro Forma Condensed Consolidated Statements of Operations

       Notes to Pro Forma Condensed Consolidated Statements of Operations

                                   (unaudited)
                                 (in thousands)

(A) Reflects the elimination of transactions between MEDIQ/PRN and SpectraCair for logistical services, and the elimination of MEDIQ/PRN's portion of SpectraCair's historical income (loss), which was recognized on the equity method of accounting.

(B) Reflects the effect on income tax expense of the historical income (loss) of SpectraCair and/or the pro forma adjustments described in the footnotes herein at an incremental effective tax rate of 40%. Prior to the SpectraCair Aquisition, SpectraCair was a limited liability company and, therefore, was not subject to income taxes.

(C) For the year ended September 30, 1997, reflects a $1.0 million annual management fee pursuant to the Management Agreement. For the six months ended March 31, 1998 and 1997, reflects one half of such annual management fee.

(D) Reflects the increased interest cost related to the New Credit Facility and the Notes, as follows:

                                       Year Ended           Six Months            Six Months
                                      September 30,       Ended March 31,       Ended March 31,
                                          1997                 1997                 1998
                                      -------------       ---------------       ---------------
New Credit Facility:
   Revolving Credit Facility            $    280             $    140             $    140
   Acquisition Loans .......                 375                  188                  188
   Term Loans ..............               8,594                4,297                4,292
Notes ......................              22,800               11,400               11,400
Amortization of
   financing fees/debt
   issue costs over the
   period of the related
   financing ...............               1,704                  852                  852
Existing borrowings to
   carry forward
   (capital leases) ........                 438                  219                  158
                                        --------             --------             --------
                                          34,191               17,096               17,030
Historical interest costs:
   MEDIQ/PRN ...............             (16,912)             (10,194)              (6,739)
   SpectraCair .............                (499)                (295)                  --
                                        --------             --------             --------
                                        $ 16,780             $  6,607             $ 10,291
                                        ========             ========             ========

     The Revolving Credit Facility is assumed to bear interest at an annual rate of LIBOR plus margins of 2.25% on amounts borrowed; bear interest at 2.25% for amounts reserved for letters of credit; and bear a fee of 0.5% for the undrawn portion of the unused commitments. Interest on the Revolving Credit Facility represents commitment fees on the undrawn portion of the commitments and the amount reserved for letters of credit. The Term Loans are assumed to bear interest at an annual rate of LIBOR plus 2.75%. The Company will pay a commitment fee of 0.5% per annum on the amount of unused commitments for Acquisition Loans. Interest on the Acquisition Loans represents commitment fees on $75.0 million of unused commitments. Under the Term Loan Facility (as defined), $100.0 million was assumed to be utilized to consummate the Transactions. If the CHI Acquisition is consummated, an additional $50.0 million of Term Loans are expected to be utilized to acquire the CH Medical Business (see footnote F). Should the CHI Acquisition not be consummated simultaneously with the Merger, the Company will pay a commitment fee of 0.5% per annum on $50.0 million of the unused commitments under the Term Loan Facility from the date of the Merger until such commitments expire and interest on the Term Loans noted above would increase by a corresponding amount. LIBOR is based on the Company's average LIBOR rate for fiscal 1997 of 5.84%. The Notes are assumed to bear interest at 9.5%. A 0.125% change in the interest rate on the above loans would increase or decrease annual interest expense and income (loss) from continuing operations by:

                                           Annual                 Loss from
                                          Interest                Continuing
                                           Expense                Operations
                                         -----------              ----------
       New Credit Facility..........        $125                     $ 75
       Notes........................        $300                     $180

     A 0.125% change in the interest rate on the above loans would increase or decrease semi-annual interest expense and income (loss) from continuing operations by:

                                         Semi-Annual              Loss from
                                          Interest                Continuing
                                           Expense                Operations
                                         -----------              ----------
       New Credit Facility..........        $ 63                     $ 38
       Notes........................        $150                     $ 90

     Deferred financing fees on the New Credit Facility are allocated between the tranches based on each tranche's relative value to the total facility. Amortization periods for deferred financing fees related to the Revolving Credit Facility and the Acquisition Loans are six years and eight years for the Term Loans. Debt issue costs on the Notes are amortized over ten years.

(E) The following unaudited pro forma statements of operations have been based on the unaudited accounting records of Holdings for the year ended September 30, 1997 and the six months ended March 31, 1997 and 1998. No separate financial statements have been prepared for Holdings for any period. The pro forma statements of operations reflect the adjustments required to consolidate Holdings with MEDIQ/PRN and to reflect the SpectraCair Acquisition and/or the Transactions related solely to Holdings as if they had occurred on October 1, 1996. The pro forma statements of operations may not be indicative of the results of operations that actually would have been achieved had the SpectraCair Acquisition and/or the Transactions been consummated on October 1, 1996.

                                                        Year Ended September 30, 1997
                                        ------------------------------------------------------------------
                                         Holdings      Pro Forma         Consolidating         Pro Forma/
                                        Historical    Adjustments         Adjustments        Consolidating
                                        ----------    -----------        -------------       -------------
Revenues:
  Other............................          $33        $    --            $(226)(iii)           $   (193)
Costs and Expenses:
  General and administrative.......        2,553             --             (330)(iii)              2,223
  Management fees-MEDIQ............       (3,341)            --               --                   (3,341)
  Depreciation and amortizati......           26             --               --                       26
                                        --------        -------            -----                 --------
Operating Income...................          795             --              104                      899
Other (Charges) Credits:
  Interest expense.................       (2,195)        (7,727)(i)           --                   (9,922)
  Interest income..................        1,084             --               --                    1,084
  Other-net........................      (16,562)            --               --                  (16,562)
                                        --------        -------            -----                  -------
Loss from Continuing Operations
  before Income Taxes..............      (16,878)        (7,727)             104                  (24,501)
Income Taxes.......................       (1,981)        (3,091)(ii)        (323)(iii)             (5,395)
                                        --------        -------            -----                 --------
Income (Loss) from Continuing
  Operations.......................     $(14,897)       $(4,636)           $ 427                 $(19,106)
                                        ========        =======            =====                 ========

                                                          Six Months Ended March 31, 1997
                                        ------------------------------------------------------------------
                                         Holdings      Pro Forma         Consolidating         Pro Forma/
                                        Historical    Adjustments         Adjustments        Consolidating
                                        ----------    -----------        -------------       -------------
Revenues:
  Other............................     $     21        $    --            $(119)(iii)           $    (98)
Costs and Expenses:
  General and administrative.......        1,351             --             (119)(iii)              1,232
  Management fees-MEDIQ............         (148)            --               --                     (148)
  Depreciation and amortization....           16             --               --                       16
                                        --------        -------            -----                 --------
Operating Income...................       (1,198)            --               --                   (1,198)
Other (Charges) Credits:
  Interest expense.................       (1,728)        (3,232)(i)           --                   (4,960)
  Interest income..................          547             --               --                      547
  Other-net........................      (11,217)            --               --                  (11,217)
                                        --------        -------            -----                 --------
Loss from Continuing Operations
  before Income Taxes..............      (13,596)        (3,232)              --                  (16,828)
Income Taxes.......................         (865)        (1,293)(ii)          --                   (2,158)
                                        --------        -------            -----                 --------
Income (Loss) from Continuing
  Operations.......................     $(12,731)       $(1,939)           $  --                 $(14,670)
                                        ========        =======            =====                 ========

                                                          Six Months Ended March 31, 1998
                                        ------------------------------------------------------------------
                                         Holdings      Pro Forma         Consolidating         Pro Forma/
                                        Historical    Adjustments         Adjustments        Consolidating
                                        ----------    -----------        -------------       -------------
Revenues:
  Other............................     $     --        $    --            $(138)(iii)           $   (138)
Costs and Expenses:
  General and administrative.......           --             --             (138)(iii)               (138)
  Management fees-MEDIQ............         (279)            --               --                     (279)
                                        --------        -------            -----                 --------
Operating Income...................          279             --               --                      279
Other (Charges) Credits:
  Interest expense.................         (496)        (4,982)(i)           --                   (5,478)
                                        --------        -------            -----                 --------
Loss from Continuing Operations
  before Income Taxes..............         (217)        (4,982)              --                   (5,199)
Income Taxes.......................          (74)        (1,993)(ii)          --                   (2,067)
                                        --------        -------            -----                 --------
Income (Loss) from Continuing
  Operations.......................     $   (143)       $(2,989)           $  --                 $ (3,132)
                                        ========        =======            =====                 ========

(i) Reflects the increased interest cost related to the Debentures, as follows:

                                                Year Ended         Six Months           Six Months
                                               September 30,     Ended March 31,      Ended March 31,
                                                   1997               1997                 1998
                                               -------------     ---------------      ---------------
Debentures ..................................     $8,813            $4,406                $4,924
Amortization of debt issue costs over the
   period of the related financing ..........        355               177                   177
Existing borrowings to carry forward
   (Exchangeable Debentures) ................        754               377                   377
                                                  ------            ------                ------
                                                   9,922             4,960                 5,478
Holding's historical interest costs .........     (2,195)           (1,728)                 (496)
                                                  ------            ------                ------
                                                  $7,727            $3,232                $4,982
                                                  ======            ======                ======


----------
      The Debentures are assumed to bear interest at 11.75%. A 0.125% change in the interest rate on the Debentures would increase or decrease annual interest expense and income (loss) from continuing operations by $94 and $56, respectively, and semi-annual interest expense and loss from continuing operations by $47 and $28, respectively. Debt issue costs on the Debentures are amortized over 11 years.

(ii) Reflects the effects on income tax expense at an incremental effective rate of 40%.

(iii) Reflects the historical adjustments required to consolidate Holdings and MEDIQ/PRN.

(F) The following unaudited pro forma statements of operations have been based on the CH Medical Financial Statements for the year ended August 31, 1997 and the six months ended February 28, 1997 and 1998. The pro forma statements of operations are based on management's best estimate of the effects of the CHI Acquisition as if such acquisition and the initial financing thereof had occurred on October 1, 1996. The pro forma statements of operations may not be indicative of the results of operations that actually would have been achieved had the CHI Acquisition been consummated on October 1, 1996.

                                                                           Year Ended August 31, 1997
                                                                  ------------------------------------------------
                                                                                    Pro Forma
                                                                  Historical        Adjustments          Pro Forma
                                                                  ----------        -----------          ---------
Revenues:
   Rental ....................................................     $ 22,154         $     --              $ 22,154
   Sales of parts, disposables and equipment .................        4,556               --                 4,556
                                                                   --------         --------              --------
                                                                     26,710               --                26,710
Costs and Expenses:
   Cost of sales .............................................        1,355               --                 1,355
   Operating .................................................       10,244           (1,976)(i)             8,268
   Selling ...................................................        4,005             (772)(i)             3,233
   General and administrative ................................        7,692           (1,484)(i)             6,208
   Depreciation and amortization .............................        1,740            1,848 (ii)            3,588
                                                                   --------         --------              --------
Operating Income .............................................        1,674            2,384                 4,058
Other (Charges) Credits:
   Interest expense ..........................................         (245)          (4,052)(iii)          (4,297)
   Other - net ...............................................          193               --                   193
                                                                   --------         --------              --------
Income (Loss) from Continuing Operations before Income Taxes..        1,622           (1,668)                  (46)
Income Taxes .................................................          616             (634)(iv)              (18)
                                                                   --------         --------              --------
Income (Loss) from Continuing Operations .....................     $  1,006         $ (1,034)             $    (28)
                                                                   ========         ========              ========


                                                                         Six Months Ended February 28, 1997
                                                                  ------------------------------------------------
                                                                                    Pro Forma
                                                                  Historical        Adjustments          Pro Forma
                                                                  ----------        -----------          ---------
Revenues:
   Rental ....................................................     $ 10,631         $     --              $ 10,631
   Sales of parts, disposables and equipment .................        1,692               --                 1,692
                                                                   --------         --------              --------
                                                                     12,323               --                12,323
Costs and Expenses:
   Cost of sales .............................................          537               --                   537
   Operating .................................................        5,255             (783)(i)             4,472
   Selling ...................................................        1,707             (254)(i)             1,453
   General and administrative ................................        3,227             (481)(i)             2,746
   Depreciation and amortization .............................          875              920 (ii)            1,795
                                                                   --------         --------              --------
Operating Income .............................................          722              598                 1,320
Other (Charges) Credits:
   Interest expense ..........................................          (75)          (2,073)(iii)          (2,148)
   Interest income ...........................................            4               --                     4
   Other .....................................................          382               --                   382
                                                                   --------         --------              --------
Income (Loss) from Continuing Operations before Income Taxes..        1,033           (1,475)                 (442)
Income Taxes .................................................          431             (608)(iv)             (177)
                                                                   --------         --------              --------
Income (Loss) from Continuing Operations .....................     $    602         $   (867)             $   (265)
                                                                   ========         ========              ========




                                                                         Six Months Ended February 28, 1998
                                                                  ------------------------------------------------
                                                                                    Pro Forma
                                                                  Historical        Adjustments          Pro Forma
                                                                  ----------        -----------          ---------
Revenues:
   Rental ....................................................     $ 11,292         $     --              $ 11,292
   Sales of parts, disposables and equipment .................        1,636               --                 1,636
                                                                   --------         --------              --------
                                                                     12,928               --                12,928
Costs and Expenses:
   Cost of sales .............................................          294               --                   294
   Operating .................................................        5,587             (945)(i)             4,642
   Selling ...................................................        1,775             (300)(i)             1,475
   General and administrative ................................        3,516             (595)(i)             2,921
   Depreciation and amortization .............................          888              907 (ii)            1,795
                                                                   --------         --------              --------
Operating Income .............................................          868              933                 1,801
Other (Charges) Credits:
   Interest expense ..........................................         (154)          (1,994)(iii)          (2,148)
   Interest income ...........................................           10               --                    10
   Other .....................................................          189               --                   189
                                                                   --------         --------              --------
Income (Loss) from Continuing Operations before Income Taxes..          913           (1,061)                 (148)
Income Taxes .................................................          347             (406)(iv)              (59)
                                                                   --------         --------              --------
Income (Loss) from Continuing Operations .....................     $    566         $   (655)             $    (89)
                                                                   ========         ========              ========

-----------

(i) Reflects management's estimate of cost savings related to the closing of duplicate facilities and the elimination of personnel partially offset by increases in Company personnel. There can be no assurance, however, that the Company will realize such cost savings.

(ii) Reflects the increase in depreciation and amortization from the allocation of the purchase price to property, plant and equipment and intangible assets, including goodwill. Property, plant and equipment, which is assumed to approximate historic net book value, will be depreciated over three years. The intangible assets represent a covenant not to compete which will be amortized over five years, five patents which will be amortized over the remaining life of each respective patent (which averages approximately 11 years), and goodwill which will be amortized over 20 years. Depreciation and amortization is calculated as follows:

                                                                      Year            Six Months        Six Months
                                                                      Ended             Ended             Ended
                                                                    August 31,       February 28,      February 28,
                                                                      1997              1997              1998
                                                                    ----------       ------------      ------------
          Property, plant and equipment............................  $1,573            $  787            $  787
          Covenant not to compete..................................     100                50                50
          Patents..................................................     455               228               228
          Goodwill.................................................   1,460               730               730
                                                                     ------            ------            ------
                                                                      3,588             1,795             1,795
          Historical...............................................  (1,740)             (875)             (888)
                                                                     ------            ------            ------
                                                                     $1,848            $  920            $  907
                                                                     ======            ======            ======

(iii) Reflects the increase in interest expense as a result of $50.0 million of borrowings to consummate the CHI Acquisition, including related costs and expenses. Funds to consummate the acquisition were assumed to have been borrowed under the Term Loan Facility at an interest rate of 8.59% (LIBOR plus 2.75%).

(iv) Reflects the effects on income tax expense of the historical operations of the CH Medical Business and the adjustments described in the footnotes herein at an incremental effective tax rate of 40%.

                       MEDIQ INCORPORATED AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (unaudited)
                                 (in thousands)

                                                                       As of March 31, 1998
                              -----------------------------------------------------------------------------------------------------

                                                                                                    Consolidated      Pro Forma
                                               Pro Forma           MEDIQ/PRN       Holdings          Holdings        Adjustments
                                              Adjustments          Pro Forma       Pro Forma/        Pro Forma         for the
                              Historical        for the             for the      Consolidating        for the            CHI
                              MEDIQ/PRN       Transactions        Transactions   Adjustments(H)     Transactions    Acquisition(I)
                              ---------       ------------        ------------   --------------     ------------    --------------
ASSETS
   Cash .................     $  3,846         $  2,116(A)         $  5,962         $     79          $  6,041         $     --
   Accounts receivable,
      net ...............       46,385               --              46,385               --            46,385            7,757

   Inventories ..........       15,428               --              15,428               --            15,428            5,024
   Deferred income
      taxes .............        3,728               --               3,728              569             4,297               --
   Other
      current assets ....        1,197            2,636(F)            3,833               --             3,833               --
                              --------         --------            --------         --------          --------         --------
        Total
         current assets..       70,584            4,752              75,336              648            75,984           12,781
   Property, plant and
      equipment, net ....      113,703               --             113,703               --           113,703            4,345

   Goodwill .............       55,558               --              55,558               --            55,558           30,069
   Other assets .........       13,408            8,383(B)           21,791            3,779            25,570            6,205
                              --------         --------            --------         --------          --------         --------
        Total assets ....     $253,253         $ 13,135            $266,388         $  4,427          $270,815         $ 53,400
                              ========         ========            ========         ========          ========         ========


                                   As of March 31, 1998
                                   --------------------
                                      Consolidated
                                       Holdings
                                       Pro Forma
                                         for the
                                      Transactions
                                         and CHI
                                      ------------
ASSETS
   Cash .................               $  6,041
   Accounts receivable,
      net ...............                 54,142

   Inventories ..........                 20,452
   Deferred income
      taxes .............                  4,297
   Other
      current assets ....                  3,833
                                        --------
        Total
         current assets..                 88,765
   Property, plant and
      equipment, net ....                118,048

   Goodwill .............                 85,627
   Other assets .........                 31,775
                                        --------
        Total assets ....               $324,215
                                        ========

          See Notes to Pro Forma Condensed Consolidated Balance Sheets

                       MEDIQ INCORPORATED AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (unaudited)
                                 (in thousands)

                                                                       As of March 31, 1998
                                  ------------------------------------------------------------------------------------------------

                                                                                                    Consolidated      Pro Forma
                                                  Pro Forma           MEDIQ/PRN       Holdings        Holdings       Adjustments
                                                 Adjustments          Pro Forma       Pro Forma/     Pro Forma         for the
                                   Historical      for the             for the      Consolidating     for the            CHI
                                   MEDIQ/PRN     Transactions        Transactions   Adjustments(H)  Transactions    Acquisition(I)
                                   ---------     ------------        ------------   --------------  ------------    --------------
LIABILITIES
   AND STOCKHOLDERS' EQUITY
   Accounts payable ............   $  10,667       $      --          $  10,667       $      --       $  10,667       $      --
   Accrued expenses ............      13,075              --             13,075           2,169          15,244              --
   Federal & state taxes
      payable ..................         837              --                837              33             870              --
   Other current liabilities ...         558              --                558              --             558           3,400
   Current portion of
      long-term debt ...........       6,534          (4,698)(C)          1,836              --           1,836              --
                                   ---------       ---------          ---------       ---------       ---------       ---------
        Total current
           liabilities .........      31,671          (4,698)            26,973           2,202          29,175           3,400
   Existing senior debt ........     127,311        (126,829)(D)            482              --             482              --
   New Credit Facility .........          --         100,000 (E)        100,000              --         100,000          50,000
   Debentures ..................          --              --                 --          75,000          75,000              --

   Notes .......................          --         240,000 (E)        240,000              --         240,000              --
   Exchangeable Debentures .....          --              --                 --          10,055          10,055              --
   Deferred income
      taxes and
      other liabilities ........      29,851          (2,731)(F)         27,120          (2,394)         24,726              --
                                   ---------       ---------          ---------       ---------       ---------       ---------
        Total liabilities ......     188,833         205,742            394,575          84,863         479,438          53,400
Mandatorily Redeemable
   Preferred Stock:
   Series A
      Preferred Stock ..........          --              --                 --          78,235          78,235              --
   Series C
      Preferred  Stock .........          --              --                 --          30,000          30,000              --
                                   ---------       ---------          ---------       ---------       ---------       ---------
                                          --              --                 --         108,235         108,235              --
Stockholders'
   Equity: Holdings
      Preferred Stock ..........          --              --                 --              --              --              --
   Series B Preferred Stock ....          --              --                 --              30              30              --
   Common Stock ................          10              --                 10              --              10              --
   Capital in excess of
      par value ................      86,457              --             86,457         (46,497)         39,960              --
   Retained earnings ...........      58,830          (8,050)(F)         50,780        (407,638)       (356,858)             --
   Treasury stock ..............          --              --                 --              --              --              --
   Advances to affiliates ......     (80,877)       (184,557)(G)       (265,434)        265,434              --              --
                                   ---------       ---------          ---------       ---------       ---------       ---------
      Total stockholders'
           equity...............      64,420        (192,607)          (128,187)       (188,671)       (316,858)             --
                                   ---------       ---------          ---------       ---------       ---------       ---------
        Total Liabilities and
           Stockholders'
           Equity ..............   $ 253,253       $  13,135          $ 266,388       $   4,427       $ 270,815       $  53,400
                                   =========       =========          =========       =========       =========       =========



                                As of March 31, 1998
                                --------------------
                                    Consolidated
                                      Holdings
                                     Pro Forma
                                       for the
                                    Transactions
                                      and CHI
                                    ------------
LIABILITIES
   AND STOCKHOLDERS' EQUITY
   Accounts payable ............     $  10,667
   Accrued expenses ............        15,244
   Federal & state taxes
      payable ..................           870
   Other current liabilities ...         3,958
   Current portion of
      long-term debt ...........         1,836
                                     ---------
        Total current
           liabilities .........        32,575
   Existing senior debt ........           482
   New Credit Facility .........       150,000
   Debentures ..................        75,000

   Notes .......................       240,000
   Exchangeable Debentures .....        10,055
   Deferred income
      taxes and
      other liabilities ........        24,726
                                     ---------
        Total liabilities ......       532,838
Mandatorily Redeemable
   Preferred Stock:
   Series A
      Preferred Stock ..........        78,235
   Series C
      Preferred  Stock .........        30,000
                                     ---------
                                       108,235
Stockholders'
   Equity: Holdings
      Preferred Stock ..........            --
   Series B Preferred Stock ....            30
   Common Stock ................            10
   Capital in excess of
      par value ................        39,960
   Retained earnings ...........      (356,858)
   Treasury stock ..............            --
   Advances to affiliates ......            --
                                     ---------
      Total stockholders'
           equity...............      (316,858)
                                     ---------
        Total Liabilities and
           Stockholders'
           Equity ..............     $ 324,215
                                     =========


          See Notes to Pro Forma Condensed Consolidated Balance Sheets

            Notes to Pro Forma Condensed Consolidated Balance Sheets
                                   (unaudited)
                                 (in thousands)

(A)  The pro forma adjustments to cash reflect the following:

     Total Sources:
       New Credit Facility..............................................   $100,000
       Debentures.......................................................     75,000
       Notes............................................................    240,000
       Preferred Stock..................................................    138,235
       Common Stock.....................................................     10,000
                                                                           --------
                                                                            563,235
                                                                           --------
     Total Uses:
       Merger Consideration.............................................    390,704
       Repayment of Existing Credit Facility (see Notes C and D below)..    131,527
       Financing fees and expenses......................................     18,700
       Other fees and expenses..........................................     18,600
       Deferred compensation payments...................................      1,588
                                                                           --------
                                                                            561,119
                                                                           --------
         Working Capital................................................   $  2,116
                                                                           ========

(B) Reflects the increase in deferred financing fees/debt issue costs related to the New Credit Facility and the Notes, as follows:

Existing deferred financing fees related to debt to
   be refinanced as a result of the Merger..............................   $ (6,417)
Deferred financing fees related to the debt to be
   issued as a result of the Merger.....................................     14,800
                                                                           --------
                                                                           $  8,383
                                                                           ========

(C) Represents the repayment of the funds outstanding under the Existing Credit Facility with a portion of the proceeds from the New Credit Facility. The New Credit Facility is not anticipated to require principal payments in the first year. The remaining indebtedness of $1,836 represents the current portion of capital lease obligations.

(D) Represents the repayment of the funds outstanding under the Existing Credit Facility with a portion of the proceeds from the New Credit Facility. The remaining indebtedness of $482 represents the long-term portion of capital lease obligations.

(E)  Reflects the borrowings under the New Credit Facility and the Notes.

(F) Reflects the costs associated with employment contracts providing for additional compensation as a result of the Merger, net of related income tax effects, and the write-off of financing fees, net of related income tax effects, related to the Existing Credit Facility repaid as a result of the Merger, as follows:

                                              Gross        Tax Effect     Net
                                             -------       ----------    ------
     Additional Compensation................ $ 7,000         $2,800      $4,200
     Write-off of Deferred Fees.............   6,417          2,567       3,850
                                             -------         ------      ------
                                             $13,417         $5,367      $8,050
                                             =======         ======      ======

     Taxes were calculated at an incremental effective tax rate of 40%. Of the $5,367 of total taxes, $2,636 of the tax effect of the above transactions were used to increase the Company's income tax receivable reflected in "Other current assets." Such amount represents the Company's historical fiscal 1997 income tax liability. The remainder of the tax effect of $2,731 is reflected in "Deferred income taxes and other liabilities."

(G) Reflects funds advanced to Holdings from the proceeds of the New Credit Facility and the Notes to consummate the Merger.

                                   (unaudited)
                                 (in thousands)

(H) The following unaudited pro forma balance sheet has been based on the unaudited accounting records of Holdings as of March 31, 1998. No separate financial statements of Holdings have been prepared for any period. The pro forma/consolidating adjustments reflect the adjustments required to consolidate Holdings with MEDIQ/PRN and to reflect the Transactions related solely to Holdings as if they had occurred on March 31, 1998.

                                                                          As of March 31, 1998
                                                   ---------------------------------------------------------------------
                                                   Historical           Pro Forma          Consolidating    Pro Forma/
                                                    Holdings           Adjustments        Adjustments(ix)  Consolidating
                                                   ----------          -----------        ---------------  -------------
ASSETS
Cash ........................................      $      79                 $--                  $--       $      79
Deferred income taxes .......................             --                  --                  569             569
                                                   ---------           ---------            ---------       ---------
   Total current assets .....................             79                  --                  569             648
Other assets ................................        141,371               3,900 (i)         (141,492)          3,779
                                                   ---------           ---------            ---------       ---------
   Total assets .............................      $ 141,450           $   3,900            $(140,923)      $   4,427
                                                   =========           =========            =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued expenses ............................      $   1,859                  --            $     310       $   2,169
Federal and state taxes payable .............            513                  --                 (480)             33
                                                   ---------           ---------            ---------       ---------
   Total current liabilities ................          2,372                  --                 (170)          2,202
Debentures ..................................             --              75,000 (ii)              --          75,000
Exchangeable Debentures(viii) ...............         10,055                  --                   --          10,055
Deferred income taxes and other liabilities .        (30,582)             (1,588)(iii)         29,776          (2,394)
                                                   ---------           ---------            ---------       ---------
   Total liabilities ........................        (18,155)             73,412               29,606          84,863
Mandatory Redeemable Preferred Stock:
Series A Preferred Stock ....................             --              78,235 (iv)              --          78,235
Series C Preferred Stock ....................             --              30,000 (iv)              --          30,000
                                                   ---------           ---------            ---------       ---------
                                                          --             108,235                   --         108,235
Stockholders' Equity:
Holdings
   Preferred Stock ..........................          3,322              (3,322)(v)               --              --
Series B Preferred Stock ....................             --                  30 (iv)              --              30
Common Stock ................................         20,068                  10 (iv)             (10)             --
                                                          --             (20,068)(v)               --              --
Capital in excess of par value ..............         27,102              29,970 (iv)         (86,457)        (46,497)
                                                          --               9,990 (iv)              --              --
                                                          --             (27,102)(v)               --              --
Retained earnings ...........................          1,685            (344,458)(v)          (53,265)       (407,638)
                                                          --             (11,600)(vi)              --              --
Treasury stock ..............................         (4,246)              4,246 (v)               --              --
Advances to affiliates ......................        111,674             184,557 (vii)        (30,797)        265,434
                                                   ---------           ---------            ---------       ---------
   Total stockholders' equity ...............        159,605            (177,747)            (170,529)       (188,671)
                                                   ---------           ---------            ---------       ---------
     Total liabilities and
       stockholders' equity .................      $ 141,450           $   3,900            $(140,923)      $   4,427
                                                   =========           =========            =========       =========

-----------
(i)   Reflects the increase in debt issue costs for the Debentures.

(ii)  Reflects the borrowings under the Debentures.

(iii) Reflects the payout of Holdings' deferred compensation plan of $1,588 under its provisions for change of control as a result of the Merger.

(iv) Reflects the presently anticipated issuance of securities of Holdings to the BRS Entities, the Co-Investors, the Rotko Entities and the Management Stockholders, as well as shares of Series A Preferred Stock issued to holders of Holdings Shares in the Merger (including the Rotko Entities and the Management Stockholders), as follows:

                                              BRS Entities                                             Holders of
                                                and the             Rotko           Management          Holdings
                                              Co-Investors         Entities        Stockholders          Shares           Total
                                              ------------         --------        ------------        ----------        --------
Mandatorily Redeemable Preferred Stock:
   Series A Preferred Stock .............       $ 56,246           $    --            $2,015            $19,974          $ 78,235
   Series C Preferred Stock..............         28,962                --             1,038                 --            30,000
                                                --------           -------            ------            -------          --------
      Total mandatorily redeemable
         preferred stock.................         85,208                --             3,053             19,974           108,235
Series B Preferred Stock:
   At par................................             16                13                 1                 --                30
   Capital in excess of par..............         16,008            13,389               573                 --            29,970
                                                --------           -------            ------            -------          --------
     Total Series B Preferred Stock......         16,024            13,402               574                 --            30,000
                                                --------           -------            ------            -------          --------

     Total preferred stock ..............       $101,232           $13,402            $3,627            $19,974          $138,235
                                                ========           =======            ======            =======          ========


Common Stock:
   At par................................              8                 1                 1                 --                10
   Capital in excess of par..............          8,284             1,097               609                 --             9,990
                                                --------           -------            ------            -------          --------
      Total common stock.................       $  8,292           $ 1,098            $  610            $    --          $ 10,000
                                                ========           =======            ======            =======          ========

      Year 1 dividends on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are anticipated to be $10.2 million, $4.0 million, $4.1 million, respectively. Each series of preferred stock includes compounding features which will increase the amount of dividends in future years if accrued dividends from prior years have not been paid.

(v) Reflects the purchase of Holdings Shares for the Merger Consideration, as follows:


Preferred stock.................................................      $  3,322
Common stock....................................................        20,068
Capital in excess of par........................................        27,102
Retained earnings...............................................       344,458
Treasury stock..................................................        (4,246)
                                                                      --------
      Total.....................................................      $390,704
                                                                      ========

(vi) Reflects the fees and expenses anticipated to be paid to effect the Transactions.

(vii) Reflects funds advanced from MEDIQ/PRN from the proceeds of the New Credit Facility and the Notes to consummate the Merger.

(viii) On December 31, 1996, the Company sold to NutraMax all the shares of NutraMax Common Stock owned by the Company at a price of $9.00 per share. Under the terms of the agreement, the Company received from NutraMax cash and an interest bearing promissory note. The note is payable when NutraMax shares owned by the Company, which currently are held in escrow in support of the Company's Exchangeable Debentures, are released from escrow. Upon consummation of the Merger, the holders of Exchangeable Debentures may require the Company to repurchase them.

(ix) Reflects the historical adjustments required to consolidate Holdings and MEDIQ/PRN.

(I) The following unaudited pro forma statement of net investment in assets has been based on the CH Medical Financial Statements as of February 28, 1998. The pro forma statement of net investment in assets is based on management's best estimate of the effects of the CHI Acquisition and the initial financing thereof. The CHI Acquisition will be accounted for using the purchase method of accounting whereby the aggregate purchase price will be allocated to the assets acquired and liabilities assumed based upon their respective fair values. The allocation of the aggregate purchase price reflected below is preliminary. The final allocation of the purchase price is contingent upon studies and valuations which have not yet been completed. Management is unable to predict whether any adjustment as a result of the foregoing will have a material effect.


                                                                  As of February 28, 1998
                                         --------------------------------------------------------------------------
                                                             Elimination
                                                             of Items Not          Acquisition
                                         Historical           Acquired(i)          Adjustments            Pro Forma
                                         ----------          ------------          -----------            ---------
ASSETS
   Cash ..........................        $    251             $   (251)             $     --              $     --
   Accounts receivable, net ......           7,757                   --                    --                 7,757
   Inventories ...................           5,024                   --                    --                 5,024
                                          --------             --------              --------              --------
      Total current assets .......          13,032                 (251)                   --                12,781
   Property, plant and
      equipment, net .............           4,379                  (34)                   --                 4,345
   Goodwill ......................              --                   --                30,069(ii)            30,069
   Other assets ..................           1,518                 (813)                5,500(ii)             6,205
                                          --------             --------              --------              --------
      Total assets ...............          18,929               (1,098)               35,569                53,400
                                          --------             --------              --------              --------
LIABILITIES
   Accounts payable ..............           1,231               (1,231)                   --                    --
   Accrued expenses ..............             552                 (552)                   --                    --
   Other current liabilities .....             110                 (110)                3,400(ii)             3,400
   Current portion of
      long-term debt .............           4,148               (4,148)                   --                    --
                                          --------             --------              --------              --------
      Total current liabilities ..           6,041               (6,041)                3,400                 3,400
   Senior debt ...................             151                 (151)                   --                    --
   Senior credit facility ........              --                   --                50,000(iii)           50,000
   Deferred income taxes and other
      liabilities ................             338                 (338)                   --                    --
                                          --------             --------              --------              --------
      Total liabilities ..........           6,530               (6,530)               53,400                53,400
                                          --------             --------              --------              --------
           Net investment
              in assets ..........        $ 12,399             $  5,432              $(17,831)(ii)         $     --
                                          ========             ========              ========              ========

-----------

(i) Reflects the elimination of assets and liabilities not acquired or assumed by the Company.

(ii) Reflects the preliminary allocation of the purchase price for the CHI Acquisition, as follows:

      Other assets:

        Patents.............................................     $  5,000
        Covenants not to compete............................          500

      Goodwill..............................................       30,069
      Reserves for closing duplicate
        facilities and eliminating CHI
        personnel...........................................       (3,400)
      Net investment in assets after
        eliminating the effects of assets
        and liabilities not to be acquired
        or assumed (see footnote (i) above).................       17,831
                                                                 --------
       Purchase price........................................    $ 50,000
                                                                 ========

(iii) Reflects the indebtedness incurred to finance the CHI Acquisition and related costs and expenses.

                       MEDIQ INCORPORATED AND SUBSIDIARIES

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDIQ Incorporated
                                               (Registrant)

May 20, 1998
   (Date)


                                            /s/ Jay M. Kaplan
                                                -------------------------------
                                                Jay M. Kaplan
                                                Senior Vice President-Finance
                                                  and Chief Financial Officer